Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 30, 2011, by and among (i) MIDCAP FUNDING V, LLC, a Delaware limited liability company, as assignee of MIDCAP FUNDING III, LLC (“MidCap”) in its capacity as agent for Lenders (as defined below) (the “Agent”), the Lenders identified on the signature pages hereto (each a “Lender” and collectively, the “Lenders”), and ENDOCYTE, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of August 27, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 27, 2010, a certain Consent and First Loan Modification Agreement dated as of December 14, 2010 and a Second Loan Modification Agreement dated as of July 19, 2011, each among Borrower, Agent and the Lenders (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other document pursuant to which collateral security is granted to Agent for the ratable benefit of the Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.3(b) and (c) thereof:

“(b) Payments of Principal and Interest.

(i) With respect to the Term A Loans, Borrower shall make monthly payments of interest only, in arrears, commencing on the first (1st) Payment Date following the date on which the Term A Loans are funded, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on March 1, 2011. Commencing on April 1, 2011, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest in respect of the Term A Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term A Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months. All unpaid principal and accrued interest with respect to the Term A Loans is due and payable in full on the Maturity Date. The Term A Loans may only be prepaid in accordance with Sections 2.4.

(ii) With respect to the Term B Loans, Borrower shall make monthly payments of interest only, in arrears, commencing on the first (1st) Payment Date following the date on which the Term B Loans are funded, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on March 1, 2011. Commencing on April 1, 2011, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest in respect of the Term B Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term B Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months. All unpaid principal and accrued interest with respect to the Term B Loans is due and payable in full on the Maturity Date. The Term B Loans may only be prepaid in accordance with Sections 2.4.

(c) As used herein, (i) “Payment Date” means the first day of each calendar month, (ii) “Maturity Date” shall mean September 1, 2013; provided, however, that if the Subsequent Equity Event does not occur on or prior to January 31, 2011, the “Maturity Date” for the Term B Loans shall be February 10, 2011, (iii) “Scheduled Payment” means each payment in respect of the Term Loans required pursuant to Section 2.3(b) above, and (iv) “Subsequent Equity Event” means during the period commencing on December 14, 2010 through and including January 31, 2011, the issuance and sale of Borrower’s unsecured convertible Indebtedness that is subordinated to the obligations of the Lenders under this Agreement on terms and conditions satisfactory to the Lenders whereby Borrower shall receive net proceeds of not less than $2,900,000 (in excess of the $8,100,000 in net proceeds received as a condition precedent to the loan modification made on December 14, 2010) which shall be deposited into a deposit account or securities account subject to a deposit account control agreement or securities account control agreement (as applicable) in favor of Agent and deliver to Agent of evidence reasonably satisfactory to Agent of the closing of such transaction(s) and the deposit of such proceeds.”

and inserting in lieu thereof the following:

“(b) Payments of Principal and Interest.

(i) With respect to the Term A Loans, Borrower shall make monthly payments of interest only, in arrears,

commencing on the first (1st) Payment Date following the date on which the Term A Loans are funded, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on March 1, 2011. Commencing on April 1, 2011, and continuing on the Payment Date of each month thereafter to and including September 1, 2011, Borrower shall make consecutive equal monthly payments of principal and interest in respect of the Term A Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term A Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months. Commencing on Payment Date occurring on October 1, 2011, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on December 1, 2012, Borrower shall make monthly payments with respect to the Term A Loans of interest only, in arrears. Commencing on January 1, 2013, and continuing on the Payment Date of each month thereafter to and including December 1, 2015, Borrower shall make consecutive equal monthly payments of principal in respect of the Term A Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term A Loans, and (2) a repayment schedule equal to thirty-six (36) months, plus accrued interest calculated at the effective rate of interest as determined in Section 2.3(a). All unpaid principal and accrued interest with respect to the Term A Loans is due and payable in full on the Maturity Date. The Term A Loans may only be prepaid in accordance with Sections 2.4.

(ii) With respect to the Term B Loans, Borrower shall make monthly payments of interest only, in arrears, commencing on the first (1st) Payment Date following the date on which the Term B Loans are funded, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on March 1, 2011. Commencing on April 1, 2011, and continuing on the Payment Date of each month thereafter to and including September 1, 2011, Borrower shall make consecutive equal monthly payments of principal and interest in respect of the Term B Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term B Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months. Commencing on Payment Date occurring on October 1, 2011, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date occurring on December 1, 2012, Borrower shall make monthly payments with respect to the Term B Loans of interest only, in arrears. Commencing on January 1, 2013, and continuing on the Payment Date of each month thereafter to and including December 1, 2015, Borrower shall make consecutive equal monthly payments of principal in respect of the Term B Loans, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of Term B Loans, and (2) a repayment schedule equal to thirty-six (36) months, plus accrued interest calculated at the effective rate of interest as determined in Section 2.3(a). All unpaid principal and accrued interest with respect to the Term B Loans is due and payable in full on the Maturity Date. The Term B Loans may only be prepaid in accordance with Sections 2.4.

(c) As used herein, (i) “Payment Date” means the first day of each calendar month, (ii) “Maturity Date” shall mean December 1, 2015 and (iii) “Scheduled Payment” means each payment in respect of the Term Loans required pursuant to Section 2.3(b) above.”

2.	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.4 thereof:

“2.4 Prepayments. Borrower can voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, the Term Loans in full, but not in part. Upon the date of (a) any voluntary prepayment of the Term Loans in accordance with the immediately preceding sentence or (b) any mandatory prepayment of the Term Loans required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the Term Loans, and (ii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (i) 5% of the outstanding principal amount of the Term Loans as of the date of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time on or before the first anniversary of the funding of the Term A Loans, (ii) 3% of the outstanding principal amount of the Term Loans as of the date of as of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time after the first anniversary of the funding of the Term A Loans but on or before the second anniversary of the funding of the Term A Loans and (iii) 1% of the outstanding principal amount of the Term Loans as of the date of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time after the second anniversary of the funding of the Term A Loans but before the Maturity Date.”

and inserting in lieu thereof the following:

“2.4 Prepayments. Borrower can voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, the Term Loans in full, but not in part. Upon the date of (a) any voluntary prepayment of the Term Loans in accordance with the immediately preceding sentence or (b) any mandatory prepayment of the Term Loans required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the Term Loans, and (ii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (i) 5% of the outstanding principal amount of the Term Loans as of the date of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time on or before September 30, 2012, (ii) 3% of the outstanding principal amount of the Term Loans as of the date of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time after September 30, 2012 but on or before September 30, 2013 and (iii) 1% of the outstanding principal amount of the Term Loans as of the date of such prepayment (without giving effect to such proposed prepayment), if such prepayment is made at any time after September 30, 2013 but before the Maturity Date.”

4. EXPENSES. Borrower shall reimburse Agent and the Lenders for all legal fees and out-of pocket expenses incurred in connection with this Loan Modification Agreement.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Borrower’s Perfection Certificate dated as of July 19, 2011, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Agent and the Lenders in such Perfection Certificate have not changed, as of the date hereof (other than Borrower has created a wholly-owned Dutch subsidiary, Endocyte Europe B.V.)

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent and/or the Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or the Lenders from any liability thereunder.

8. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Loan Modification Agreement Borrower does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Loan Modification Agreement (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Loan Modification Agreement as if such representation or warranty were made on and as of the date of this Loan Modification Agreement (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Loan Modification Agreement and this Loan Modification Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

9. CONTINUING VALIDITY. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. The Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by the Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS LOAN MODIFICATION AGREEMENT. This Loan Modification Agreement shall become effective as of date referred to above upon the receipt by Agent, in form and substance satisfactory to Agent and Lenders, of one or more counterparts of this Loan Modification Agreement duly executed and delivered by the Borrower, Agent and Lenders.

11. COUNTERPARTS. This Loan Modification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12. GOVERNING LAW. THIS LOAN MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13. ENTIRE AGREEMENT. The Existing Loan Documents as and when amended through this Loan Modification Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

[Remainder of Page Intentionally Left Blank –

Signature Page(s) to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

ENDOCYTE, INC.

By	/s/ Michael A. Sherman
Name:	Michael A. Sherman
Title:	CFO

LENDERS:

MIDCAP FUNDING V, LLC, as Agent and as a Lender

By	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

SILICON VALLEY BANK, as a Lender

By	/s/ Nicholas Hanigman
Name:	Nicholas Hanigman
Title:	Relationship Manager